SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 22, 2003


                         First Federal Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                           0-25509              42-1485449
         --------                           -------              ----------
(State or other jurisdiction)       (Commission File No.)     (I.R.S. Employer
        of incorporation)                                    Identification No.)


Address of principal executive offices:329 Pierce Street, Sioux City, Iowa 51101
                                       -----------------------------------------


Registrant's telephone number, including area code:  (712) 277-0200
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address if changed since last report)

Item 7.           Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

               Exhibit No.             Description
               -----------             -----------

                  99                Press release dated April 22, 2003


Item 9. Regulation FD Disclosure.

     The following information is furnished pursuant to this Item 9 and in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

     On April 22, 2003, First Federal Bankshares, Inc. (the "Company") announced earnings for the third quarter of its fiscal year and announced the declaration of a quarterly dividend. A copy of the press release dated April 22, 2003, describing earnings for the three months and nine months ended March 31, 2003, is attached as Exhibit 99 to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        FIRST FEDERAL BANKSHARES, INC.


DATE:  April 22, 2003                   By:  /s/Colin D Anderson
                                             -------------------
                                             Colin D. Anderson
                                             Senior Vice President and CFO

                                   EXHIBIT 99

                 PRESS RELEASE OF FIRST FEDERAL BANKSHARES, INC.

PRESS RELEASE

April 22, 2003
For Immediate Release

For Further Information Contact:    Barry Backhaus
                                    First Federal Bankshares, Inc.
                                    329 Pierce Street, P.O. Box 897
                                    Sioux City, IA  51102
                                    712.277.0200


        FIRST FEDERAL BANKSHARES ANNOUNCES EARNINGS AND DECLARES DIVIDEND

Sioux City, Iowa. First Federal Bankshares, Inc. (the "Company") (Nasdaq National Market - "FFSX") reported net earnings of $1.8 million, or diluted earnings per share of $0.45, for the quarter ended March 31, 2003. This compares to net earnings of $745,000, or diluted earnings per share of $0.18, for the quarter ended March 31, 2002 and to net earnings of $1.5 million, or diluted earnings per share of $0.38 for the immediately preceding quarter ended December 31, 2002.

Net interest income before provision for loan losses increased by $400,000, or 9.4%, to $4.6 million for the three months ended March 31, 2003 from $4.2 million for the three months ended March 31, 2002. Interest income decreased by $1.2 million while interest expense decreased by $1.6 million. The Company's net yield on average interest-earning assets increased by 33 basis points to 3.30% for the three months ended March 31, 2003 from 2.97% for the three months ended March 31, 2002. The average yield on interest-earning assets decreased by 72 basis points to 6.00% for the three months ended March 31, 2003 from 6.72% for the three months ended March 31, 2002 as market interest rates remained at historically low levels. More than offsetting the decrease in the average yield on interest-earning assets was a decrease of 107 basis points in the average cost of interest-bearing liabilities to 2.85% for the three months ended March 31, 2003 from 3.92% for the three months ended March 31, 2002 resulting in a reduction in interest expense that more than offset the reduction in interest income due to lower rates.

Provision for loan loss expense totaled $200,000 and $1.0 million, respectively, for the three months ended March 31, 2003 and 2002. Non-performing loans decreased to $4.6 million, or 1.2% of total loans, at March 31, 2003 from $8.2 million, or 2.0% of total loans, at March 31, 2002.

Noninterest income increased by $802,000, or 37.7%, to $2.9 million for the quarter ended March 31, 2003 from $2.1 million for the quarter ended March 31, 2002. The increase in noninterest income was largely due to increases in fees and services charges and in gain on sale of loans held for sale. Fees and service charge income increased by $299,000, or 25.1%, to $1.5 million for the three months ended March 31, 2003 from $1.2 million for the three months ended March 31, 2002 largely due to an increase in overdraft activities on retail accounts and the resulting service fees assessed. Gain on sale of loans held for sale increased by $223,000, or 167.6%, to $356,000 for the three months ended March 31, 2003 from $133,000 for the three months ended March 31, 2002 largely due to a gain of $165,000 on the sale of the Company's credit card portfolio. In addition, the Company experienced a 29.0% increase in gain on the sale of single-family residential loans over the prior year period due to the continued low interest rate environment in which originations and sales of mortgages remained at elevated levels. The Company also recorded a net gain on sale of securities that totaled $221,000 for the three months ended March 31, 2003. No gains on sale of securities were recorded for the three months ended March 31, 2002.

Noninterest expense increased by $455,000, or 10.7%, to $4.7 million for the three months ended March 31, 2003 from $4.3 million for the three months ended March 31, 2002. The increase in noninterest expense was largely due to an increase of $276,000, or 12.0%, in compensation and benefits expense. During the three months ended March 31, 2003 the Company recorded an accrual for pension contribution expense that totaled $82,000. The Company is a participant in the Financial Institutions Retirement Fund (FIRF) and has been notified that a contribution will be required for fiscal 2003. The FIRF had been in fully-funded status since July 1987; therefore, no pension contribution expense was recorded for fiscal 1988 through fiscal 2002. Additionally, the increase in compensation and benefits expense was due to an increase in employees and to annual salary increases. The increase in noninterest expense was also due to a provision for loss on other real estate owned property that totaled $100,000 during the three months ended March 31, 2003.

Earnings before taxes on income increased by $1.6 million, or 147.8%, to $2.7 million for the three months ended March 31, 2003 from $1.1 million for the three months ended March 31, 2002. Income tax expense totaled $870,000, or an effective tax rate of 32.8%, for the three months ended March 31, 2003 and $325,000, or an effective tax rate of 30.4%, for the three months ended March 31, 2002.

Net interest income before provision for loan losses increased by $2.0 million, or 16.0%, to $14.5 million for the nine months ended March 31, 2003 from $12.5 million for the nine months ended March 31, 2002. The Company's net yield on interest-earning assets increased to 3.41% for the nine months ended March 31, 2003 from 2.88% for the nine months ended March 31, 2002. The average yield on interest-earning assets decreased by 66 basis points to 6.36% for the nine months ended March 31, 2003 from 7.02% for the nine months ended March 31, 2002 as market interest rates remained at historically low levels. More than offsetting the decrease in the average yield on interest-earning assets was a decrease of 129 basis points in the average cost of interest-bearing liabilities to 3.11% for the nine months ended March 31, 2003 from 4.40% for the nine months ended March 31, 2002 resulting in a reduction in interest expense that more than offset the reduction in interest income due to lower rates. The average balance of deposits decreased by $25.4 million, or 5.6% to $431.2 million for the nine months ended March 31, 2003 from $456.6 million for the nine months ended March 31, 2002 primarily due to a decrease in the balance of higher-costing time deposits as the Company lowered interest rates offered and replaced retail deposits with lower-costing wholesale funding.

Provision for loan loss expense totaled $1.4 million and $2.3 million, respectively, for the nine months ended March 31, 2003 and 2002.

Noninterest income increased by $613,000, or 8.9%, to $7.5 million for the nine months ended March 31, 2003 from $6.9 million for the nine months ended March 31, 2002. During the nine months ended March 31, 2002 the Company recorded a pretax gain of $456,000 on the sale of the deposits, selected loans and the building and fixtures of a branch office. The increase in noninterest income was primarily due to increases in fees and service charges, resulting from an increase in overdraft activity, and gain on the sale of loans held for sale totaling $310,000 and $210,000, respectively. In addition, a net gain on sale of securities totaling $259,000 was recorded during the nine months ended March 31, 2003 while a $23,000 net loss on sale of securities was recorded for the nine months ended March 31, 2002.

Noninterest expense increased by $1.2 million, or 9.4%, to $13.8 million for the nine months ended March 31, 2003 from $12.6 million for the nine months ended March 31, 2002. Compensation and benefits expense increased by $693,000, or 10.1%, to $7.5 million for the nine months ended March 31, 2003 from $6.8 million for the nine months ended March 31, 2002. The increase in compensation and benefits expense was partly due to the resumption of an accrual for pension contribution expense totaling $262,000 for the nine months ended March 31, 2002. In addition, regular annual salary increases contributed to the increase in compensation and benefits expense. Losses related to repossessed assets and other real estate owned increased by $226,000 for the nine months ended March 31, 2003 as compared to the nine months ended March 31, 2002. Additionally, office property and equipment expense increased by $154,000, or 8.3%, for the nine months ended March 31, 2003 as compared to the nine months ended March 31, 2002.

Earnings before taxes on income increased by $2.3 million, or 52.2%, to $6.8 million for the nine months ended March 31, 2003 from $4.5 million for the nine months ended March 31, 2002. Income tax expense totaled $2.3 million, or an effective tax rate of 33.4%, for the nine months ended March 31, 2003 and $1.5 million, or an effective tax rate of 33.8% for the nine months ended March 31, 2002.

Assets totaled $634.9 million, $650.8 million and $657.8 million, respectively, at March 31, 2003, June 30, 2002 and March 31, 2002. Book value per share increased to $18.03 at March 31, 2003 from $16.79 at March 31, 2002.
Stockholders' equity to total assets was 11.20% and 10.92%, respectively, at March 31, 2003 and 2002. During the three months ended March 31, 2003 the Company repurchased 96,000 shares of its common stock at a cost of $1.5 million under a repurchase program announced in August 2002. The Company expects to repurchase up to 184,000 additional shares under this program. The Company had 3,943,091 shares outstanding at March 31, 2003.

On April 17, 2003, the Company's Board of Directors declared a quarterly dividend of $0.08 per share, the same as distributed last quarter. The dividend is payable on May 30, 2003 to stockholders of record on May 16, 2003.




FIRST FEDERAL BANKSHARES, INC and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
              (Unaudited)                                         March 31,         June 30,         March 31,
                                                                   2003               2002             2002
                                                           --------------------  -------------- ----------------
ASSETS                                                                      (Dollars in thousands)
------
Cash and due from banks                                            $31,278           $23,114          $37,397
Interest-bearing deposits in other financial institutions            4,280               103           11,597
                                                           ---------------- ----------------- ----------------
    Cash and cash equivalents                                       35,558            23,217           48,994
Securities available-for-sale                                       94,617            92,313           74,153
Securities held-to-maturity                                         50,217            63,295           60,408
Loans receivable, net                                              398,558           418,382          419,691
Office property and equipment, net                                  13,309            13,770           13,970
Federal Home Loan Bank stock, at cost                                5,707             5,038            5,013
Accrued interest receivable                                          2,672             2,804            3,262
Goodwill                                                            18,524            18,524           18,524
Other assets                                                        15,693            13,414           13,822
                                                           ---------------- ----------------- ----------------
   Total assets                                                   $634,855          $650,757         $657,837
                                                           ================ ================= ================

LIABILITIES
-----------
Deposits                                                           452,468           472,648          482,412
Advances from Federal Home Loan Bank                               103,895            99,065           96,077
Advance payments by borrowers for taxes and insurance                  597             1,483              641
Accrued interest payable                                             2,513             3,640            4,467
Accrued expenses and other liabilities                               4,300             2,658            2,399
                                                           ---------------- ----------------- ----------------
   Total liabilities                                               563,773           579,494          585,996

STOCKHOLDERS' EQUITY
--------------------
Common stock, $.01 par value                                            49                49               49
Additional paid-in capital                                          36,459            36,248           36,205
Retained earnings, substantially restricted                         47,099            43,542           43,307
Treasury stock, at cost - 948,966, 665,764 and
   586,764 shares at March 31, 2003, June 30, 2002
   and March 31, 2002, respectively                                (11,793)           (7,578)          (6,478)
Accumulated other comprehensive income                                 594               490              314
Unearned ESOP                                                       (1,221)           (1,330)          (1,367)
Unearned RRP                                                          (105)             (158)            (189)
                                                           ---------------- ----------------- ----------------
   Total stockholders' equity                                       71,082            71,263           71,841
                                                           ---------------- ----------------- ----------------
   Total liabilities and stockholders' equity                     $634,855          $650,757         $657,837
                                                           ================ ================= ================



CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Unaudited)                     Three months ended                       Nine months ended
                                                   March 31,                              March 31,
                                         ---------------------------------- ----------------------------------
                                               2003               2002            2003               2002
                                         ----------------  ---------------- ----------------- ----------------
                                                                   (Dollars in thousands)
Total interest income                             $8,440            $9,600           $27,072          $30,434
Total interest expense                             3,797             5,357            12,569           17,934
                                         ----------------  ---------------- ----------------- ----------------
Net interest income before provision               4,643             4,243            14,503           12,500
Less: provision for loan losses                      200             1,035             1,430            2,315
                                         ----------------  ---------------- ----------------- ----------------
Net interest income after provision                4,443             3,208            13,073           10,185
Noninterest income                                 2,927             2,125             7,479            6,866
Noninterest expense                               (4,718)           (4,263)          (13,782)         (12,602)
                                         ----------------  ---------------- ----------------- ----------------
Earnings before taxes on income                    2,652             1,070             6,770            4,449
Taxes on income                                      870               325             2,263            1,502
                                         ----------------  ---------------- ----------------- ----------------
Reported net earnings                             $1,782              $745            $4,507           $2,947
                                         ================  ================ ================= ================



FIRST FEDERAL BANKSHARES, INC and SUBSIDIARIES
FINANCIAL HIGHLIGHTS
              (Unaudited)

                                            At or for the three months          At or for the nine months
                                                  ended March 31,                     ended March 31,
                                         ---------------------------------- ----------------------------------
                                              2003              2002              2003             2002
                                         ----------------  ---------------- ----------------- ----------------
Financial condition data:                  (Dollars in thousands, except per share amounts)
-------------------------
Average interest-earning assets                 $562,725          $571,803          $567,316         $578,082
Average interest-bearing liabilities             533,232           547,301           538,093          543,573
Net average earning assets                        29,493            24,502            29,223           34,509
Average interest-earning assets to
  average interest-bearing liabilities            105.53%           104.48%           105.43%          106.35%
Non-performing loans                                                                  $4,640           $8,239
Non-performing assets                                                                  5,120            8,532
Allowance for loan losses                                                              4,580            4,609
Allowance for loan losses to total loans                                                1.14%            1.08%
Non-performing loans to total loans                                                     1.16%            1.96%
Non-performing assets to total assets                                                   0.73%            1.30%
Shareholders' equity to assets                                                         11.20%           10.92%


Selected operating data: (1)
----------------------------
Return on average assets                            1.13%             0.46%             0.94%            0.61%
Return on average equity                            9.96%             4.12%             8.37%            5.48%
Net interest rate spread                            3.15%             2.80%             3.25%            2.62%
Net yield on interest-earning assets                3.30%             2.97%             3.41%            2.88%
Efficiency ratio (2)                               62.32%            66.94%            62.70%           65.07%
-----------------------------------------
(1)  Annualized except for efficiency ratio.
(2)  Noninterest  expense  divided by net interest  income before  provision for loan losses plus noninterest income



Per share data:
---------------
Earnings per share:
   Basic                                           $0.46             $0.18             $1.15            $0.71
   Diluted                                         $0.45             $0.18             $1.12            $0.70
Book value per share                              $18.03            $16.79            $18.03           $16.79
Tangible book value per share                     $13.24            $12.38            $13.24           $12.38
Market price per share:
  High for the period                            $15.750           $12.600           $15.750          $13.170
  Low for the period                             $14.620           $11.750           $11.760          $10.700
  Close at end of period                         $15.280           $12.600           $15.280          $12.600
Cash dividends declared per share                 $0.080            $0.080            $0.240           $0.240
Weighted-average common shares outstanding:
   Basic                                       3,837,324         4,091,098         3,931,839        4,129,757
   Diluted                                     3,929,413         4,175,668         4,019,180        4,216,800